CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    WALLACE INTERNATIONAL SILVERSMITHS, INC.

                  Wallace International Silversmiths Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                               DOES HEREBY CERTIFY

         FIRST: That the Board of Directors of Wallace International Silversmiths, Inc., by the unanimous written consent of its members dated October 10, 1986, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                           NOW, THEREFORE, BE IT RESOLVED, that Paragraph FIRST
                  of the Certificate of Incorporation of this Corporation be and it hereby is amended to read in its entirety as follows:

         "FIRST: The name of the corporation is WISI Liquidating, Inc."

         SECOND: That thereafter, the sole stockholder of the corporation, by unanimous written consent given in accordance with Section 226 of the General Corporation Law of the State of Delaware adopted the said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said WALLACE INTERNATIONAL SILVERSMITHS, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Vice President, and attested
by its Secretary, this  27th      day of January 1987.

                                   WALLACE INTERNATIONAL SILVERSMITHS, INC.

                                   By _________________________________
                                      William H. Murphy, Vice President
ATTEST:


--------------------------------
Warren A. Furst, Secretary



                                        4